Exhibit 4.9

THIS WARRANT AND THE SECURITIES ISSUABLE ON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS DESCRIBED IN THIS WARRANT. THE COMPANY HAS NOT BEEN AND, DOES NOT INTEND TO BE, REGISTERED UNDER THE U.S. INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

JUSHI INC

WARRANT TO PURCHASE COMMON STOCK

Warrant No. [●]	[●]

This Class B Warrant (and any other warrants delivered in substitution or exchange herefor as provided herein, this “Warrant”) is issued, for value received, to [●] (the “Holder”) by Jushi Inc, a Delaware corporation (the “Company”). Except as otherwise defined herein, capitalized terms in this Warrant have the meanings set forth in Section 18.

1.                  Purchase of Shares. Subject to the terms and conditions of this Warrant, the Holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company may notify the Holder hereof in writing), to purchase from the Company [●] of fully paid and nonassessable shares of the Company’s Class B Common Stock, par value US$0.00001 per share (the “Common Stock”) free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities Laws. The number of such shares are subject to adjustment as provided in Section 4. For purposes of this Warrant, the shares purchasable pursuant to this Warrant shall be referred to as the “Warrant Shares”.

2.                  Exercise.

2.1              Exercise Price. The purchase price for each Warrant Share subject to this Warrant (the “Exercise Price”) shall be US$[●].

2.2              Exercise Date. Subject to the terms and conditions hereof, the Holder may exercise this Warrant for all or any part of the Warrant Shares at any time or from time to time from the Exercise Trigger until the Expiration Date (the “Exercise Period”).

2.3              Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with the terms hereof, the Holder may exercise the purchase rights evidenced hereby, in whole or in part, but not for any fractional shares, by:

(a)                      surrendering to the Secretary of the Company at its principal offices (i) a notice of exercise, in the form attached hereto as Exhibit A and made a part hereof (a “Notice of Exercise”), (ii) this Warrant and (iii) if the Holder is not yet a party to any stockholders agreement relating to certain rights of the Company and its stockholders that is approved by the Board in good faith (“Stockholders Agreement”), a duly executed joinder to such Stockholders Agreement; and

(b)                      the payment of the Exercise Price and his or her share of all income and employment withholding taxes (if any), either (at the Holder’s election and as identified in the Notice of Exercise) by cash, check or wire transfer of immediately available funds in an amount equal to the aggregate Exercise Price for the number of Warrant Shares being purchased.

2.4              Exercise Date. Each exercise of this Warrant will be deemed to have been effected immediately prior to the close of business on the day on which both (a) the Notice of Exercise pursuant to Section 2.3 is deemed to be delivered pursuant to Section 14 and

(b) all costs of the exercise (including any applicable withholding taxes) owed by the Holder have been satisfied (each such date, an “Exercise Date”).

2.5              Expenses. The Company will pay all expenses, taxes (other than transfer taxes and the Holder’s own obligation to pay his or her income and employment taxes, if any) and other charges payable in connection with the preparation, issuance and delivery of this Warrant and the Warrant Shares.

2.6              Certificates and Revised Warrant Documents. As soon as practicable after an Exercise Date (and in any event within five Business Days thereafter), the Company, at its expense, will cause to be issued in the name of, and delivered to, the Holder, or otherwise as the Holder may direct (subject to Section 5):

(a)                      a certificate or certificates for the number of shares of Common Stock, or evidence of book-entry issuance of such shares in uncertificated form, to which the Holder is entitled upon such exercise (it being agreed that each certificate or evidence so delivered will be in such denominations of shares of Common Stock as may be requested by the Holder but in no event in fractional shares); and

(b)                      if such exercise is in part only, an amended Warrant agreement that clarifies that the Holder may still purchase of a number of Warrant Shares equal to the difference of the number of Warrant Shares subject to this Warrant less the number of Warrant Shares that are issued to the Holder pursuant to such partial exercise.

2.7              Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise, such fractional share will be rounded down to the nearest whole number.

2.8              Conditional Exercise. Notwithstanding the foregoing, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case the Exercise Date will be the date of such consummation and such exercise will not be deemed to be effective until immediately prior to such consummation on the Exercise Date.

3.                  Shares to be Fully Paid; Reservation of Shares. The Company represents, warrants, covenants and agrees that:

(a)                      this Warrant is, and any Warrant issued in substitution for or replacement of this Warrant will be, upon issuance, duly authorized and validly issued;

(b)                      all Warrant Shares issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable, and free from preemptive or similar rights and free from all taxes, liens and charges with respect thereto (other than liens and charges arising solely from the actions and circumstances of the Holder or holder of such Warrant Shares);

(c)                      the Company will at all times during the Exercise Period have authorized, and reserved, free from preemptive or similar rights and solely for the purpose of effecting the exercise of this Warrant, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant, which shares have not been subscribed for or otherwise committed to be issued;

(d)                      the Company will take all such actions as may be necessary to ensure that all such Warrant Shares are issued without violation by the Company of any applicable Law or any requirements of any securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which will be immediately delivered by the Company upon each such issuance); and

(e)                      the Company will use its reasonable best efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on any securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares are listed at the time of such exercise.

4.                  Adjustment. The number of Warrant Shares issuable upon exercise of this Warrant will be subject to adjustment from time to time as set forth in this Section 4 (in each case, after taking into consideration any prior adjustments pursuant to this Section 4).

4.1              Adjustment to Number of Warrant Shares Upon Subdivision or Combination of Common Stock.

(i)                 If the Company at any time reclassifies its outstanding shares of Common Stock such that the number of shares of capital stock of the Company outstanding immediately following such reclassification remains the same as the number of shares of Common Stock outstanding immediately prior to such reclassification, the Warrant Shares issuable upon exercise of this Warrant shall be similarly adjusted to reflect the same number of shares of such capital stock of the Company after giving effect to such recapitalization, with such Warrant Shares being of the same class that are outstanding immediately following such reclassification (and for all purposes of this Warrant such shares of such capital stock shall constitute the “Warrant Shares”).

(ii)              If the Company at any time subdivides (by stock split, recapitalization or otherwise) its outstanding number of shares of Common Stock into a greater number of shares of Common Stock, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to any such subdivision shall be proportionately increased.

(iii)            If the Company at any time combines or reclassifies (by reverse stock split, combination or otherwise) its outstanding number of shares of Common Stock into a smaller number of shares of Common Stock, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased.

(iv)             Any adjustment under this Section 4.1 shall be conditioned on, and become effective immediately upon, the effectiveness of the subdivision or combination.

4.2              Business Combination. If at any time there shall be a capital reorganization of the shares of the Company’s stock (other than a Liquidity Event, combination, reclassification, recapitalization, exchange or subdivision of shares otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation whether or not the Company is the surviving corporation, or the sale of all or substantially all of the Company’s properties and assets to any other Person (hereinafter referred to as a “Business Combination”), then, as a part of such Business Combination, if the Holder has not otherwise elected, on a timely basis, to exercise the Warrant under Section 2.3, the Company shall cause this Warrant to be exchanged and cancelled for the consideration that the Holder would have received in connection with the Business Combination as if the Holder had exercised this Warrant in full immediately prior to such Business Combination, without actually exercising such right, acquiring the applicable Warrant Shares and exchanging such shares for such consideration; provided, that the foregoing sentence of this Section 4.2 shall not apply to a Business Combination in which the consideration otherwise payable to the Holder is in a form other than cash and/or liquid securities. In the event of a Business Combination in which the Holder would be entitled to receive consideration other than cash or liquid securities, this Warrant shall not be cancelled and shall remain outstanding, exercisable for the consideration to which a holder of the applicable number of Warrant Shares would have been entitled to receive in such Business Combination. For avoidance of doubt, consideration payable in cash and/or liquid securities upon lapse of contingencies, such as an escrow arrangement or earn-out arrangement, is deemed to be consideration fully in cash and/or in liquid securities.

4.3              Certain Events. If any event of the type contemplated by Section 4.1 or 4.2 but not expressly provided for by this Section 4 occurs, then the Board and the Holder will jointly determine in good faith an appropriate adjustment in the number of Warrant Shares issuable upon exercise of this Warrant so as to prevent the enlargement or diminution of the rights of the Holder in a manner consistent with this Section 4.

4.4              Dividends and Distributions. If the Company, at any time after the Exercise Trigger, makes or declares, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or any other distribution payable in securities of the Company, cash or other property, then, and in each such event, the Holder will receive at the same time as the holders of Common Stock, the kind and amount of securities of the Company, cash or other property which the Holder would have been entitled to receive had the Warrant been exercised in full into Warrant Shares on the date of such event (and the record date therefor), but only to the extent such right does not result in adverse taxation on the Holder pursuant to Internal Revenue Code Section 409A. For clarity, this right to receive dividends if, as an when other holders of Common Stock do is not contingent on the exercise of the Warrant.

4.5              Adjustment to Exercise Price. In connection with any adjustment described in this Section 4, the Exercise Price per Warrant Share shall be automatically adjusted so that the aggregate Exercise Price for all outstanding Warrant Shares as of immediately prior to such adjustment shall equal the aggregate Exercise Price for all outstanding Warrant Shares as of immediately following such conversion.

4.6              Certificates; Adjustment Certificates. As promptly as practicable following any adjustment of the number of Warrant Shares issuable upon the exercise of the Warrant (but in any event not later than five Business Days thereafter), the Company will furnish to the Holder a certificate reasonably satisfactory to the Holder executed by a duly authorized officer thereof (a) certifying the Exercise Price then in effect and the number of Warrant Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant and (b) setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

4.7              Notices. In the event (a) that the Company sets a record date (or a record date will otherwise occur) for any (i) dividend or other distribution, (ii) vote at a meeting (or action by written consent), (iii) right to subscribe for or purchase any shares of capital stock of any class or any other securities or (iv) right to receive any other security or right in or to a security, (b) of a Business Combination or (c) of the voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company will send or cause to be sent to the Holder at least 10 days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice in accordance with Section 14 specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action and a description of such dividend, distribution or other right or such action to be taken at such meeting or by written consent or (B) the effective date on which such Business Combination or dissolution, liquidation or winding up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company will close or a record will be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of the Warrant) will be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such Business Combination or dissolution, liquidation or winding up, and the amount per share and character of such exchange applicable to the Warrant and the Warrant Shares.

4.8              Successive Adjustments. Any adjustments made pursuant to this Section 4 will be made successively whenever an event referred to in this Section 4 occurs.

5.              Warrant Register; Transfer.

5.1              Warrant Register. The Company will keep and properly maintain at its principal executive office books and records for the registration of this Warrant and any transfers thereof. The Company (a) may deem and treat the Person in whose name this Warrant is registered on such books as the Holder thereof for all purposes and (b) will not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of this Warrant effected in accordance with the provisions hereof.

5.2              Warrant Transfer. Subject to compliance with applicable federal and state securities laws and the provisions of this Section 5.2, this Warrant and all rights hereunder are transferable in whole or in part by the Holder of this Warrant to any Affiliate of the Holder, upon written notice to the Company. In the event of a partial transfer, the Company will issue to the new Holders one or more appropriate new warrants. Transfers of the Warrants other than to any Affiliate of the Holder as described in this Section 5.2 will require the prior written consent of the Company.

5.3              Legends.

(i)                 if the Subscriber is a resident of the United States, then the Subscriber acknowledges and understands that the certificates representing the Warrants will be required, in addition to any other legends required, to be stamped with the following legend:

“THE SECURITIES PRESENTED BY THIS CERTIFICATE ARE NOT REGISTERED PURSUANT TO THE U.S. SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACTS. SUCH SECURITIES SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, ABSENT SUCH REGISTRATION, UNLESS, IN THE OPINION OF THE CORPORATION’S COUNSEL, SUCH REGISTRATION IS NOT REQUIRED. THE COMPANY HAS NOT BEEN, AND DOES NOT INTEND TO BE REGISTERED UNDER THE U.S. INVESTMENT COMPANY ACT OF 1940.”

Furthermore, if the Subscriber is a resident of Florida, then the Investor acknowledges and understands that the certificates representing the Common Stock and the Warrants will be required, in addition to any other legends required, to be stamped with the following legend:

“THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES ACT IN RELIANCE UPON AN EXEMPTION THEREFROM. ANY SALE MADE PURSUANT TO SUCH EXEMPTION IS VOIDABLE BY A FLORIDA PURCHASER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT IN PAYMENT FOR SUCH SECURITIES. HOWEVER, THIS RIGHT IS NOT AVAILABLE TO ANY PURCHASER WHO IS A BANK, TRUST COMPANY, SAVINGS INSTITUTION, INSURANCE COMPANY, SECURITIES DEALER, INVESTMENT COMPANY (AS DEFINED IN THE INVESTMENT COMPANY ACT), PENSION OR PROFIT- SHARING TRUST, QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN 17 C.F.R. 230.144A(A), UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY FOREIGN BUYER THAT SATISFIES THE MINIMUM FINANCIAL REQUIREMENTS SET FORTH IN SUCH RULE.”

(ii)              If the Holder is a resident of a Province or Territory of Canada, then the Holder acknowledges and understands that the certificate representing the Warrants will be required, in addition to any other legends required, to be stamped with the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [●], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.”

6.                  No Impairment. The Company will not, by amendment of the Certificate of Incorporation or its other governing documents or through a Business Combination or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times carry out all such terms and take all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment.

7.                  Holder Not Deemed a Stockholder; Limitations on Liability. Except as otherwise specifically provided herein, prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the exercise of this Warrant in accordance with the terms hereof, the Holder (in its capacity as such) will not be entitled to vote or be deemed the holder of shares of capital stock of the Company for any purpose, and nothing in this Warrant will be construed to confer upon the Holder (in its capacity as such) any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any Business Combination or issuance or reclassification of stock), receive notice of meetings, receive dividends or subscription rights, or otherwise. Nothing in this Warrant will be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company, creditors of the Company or any other third Persons.

8.                  Effect of Violation. Any action or attempted action by the Company in violation of this Warrant will be null and void ab initio and of no force or effect whatsoever.

9.                  Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of a customary indemnity agreement or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of the same tenor and date.

10.              Entire Agreement; Parties in Interest. This Warrant constitutes the entire agreement of, and supersedes all other prior agreements and understandings (both written and oral) between, the parties hereto with respect to the subject matter hereof. This Warrant will be binding upon and inure solely to the benefit of the Company and the Holder and their respective successors and permitted assigns, and nothing in this Warrant, express or implied, is intended to or will confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Warrant.

11.              Governing Law. This Warrant, and all Proceedings (whether based in contract, tort or statute) that may be based upon, arise out of or relate to this Warrant or the negotiation, execution or performance of this Warrant, will be governed by and construed and enforced in accordance with the Laws of the State of Delaware without regard to the Laws of the State of Delaware or any other jurisdiction that would call for the application of the substantive Laws of any jurisdiction other than the State of Delaware.

12.              Jurisdiction. Each Party hereby irrevocably and unconditionally, for itself and its property, submits to the exclusive jurisdiction of the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery is unavailable, in the Complex Commercial Litigation Division of the Superior Court in the City of Wilmington, New Castle County, Delaware, and if jurisdiction in the Complex Commercial Litigation Division of the Superior Court in the City of Wilmington, New Castle County, Delaware is unavailable, in the Federal courts of the U.S. sitting in the State of Delaware), and any appellate court from any thereof (such courts in such jurisdictional priority, the “Forum”), in any Proceeding (whether based in contract, tort or statute) based upon, arising out of or relating to this Warrant or the negotiation, execution or performance of this Warrant, or any transaction contemplated hereby, and agrees that all claims in respect of such Proceeding may be heard and determined in the Forum, and each of the Company and the Holder hereby irrevocably and unconditionally (a) agrees not to commence any such Proceeding except in the Forum, (b) agrees that any claim in respect of any such Proceeding may be heard and determined in the Forum, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Forum, and (d) waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such Proceeding in the Forum. Each of the Company and Holder hereby agrees that service of summons, complaint or other process in connection with any Proceedings contemplated hereby may be made by registered or certified mail addressed to such Person at the address specified pursuant to Section 14, and that service so made will be effective as if personally made in the State of Delaware.

13.              Waiver of Jury Trial. EACH OF THE COMPANY AND THE HOLDER IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG SUCH PERSONS ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14.              Notice.

(a)                      Any notice or other communication required or permitted to be delivered to any party under this Warrant will be in writing and delivered by (i) email (return receipt requested) or (ii) overnight delivery via a national courier service to the following physical address:

If to the Company, to:

[●]

with a copy (which will not constitute notice) to:

[●]

If to the Holder, to the address set forth under the Holder’s name on the signature page hereto.

(b)                      Notice or other communication pursuant to Section 14(a) will be deemed given or received when delivered, except that any notice or communication received by email transmission on a non-Business Day or on any Business Day after 5:00 p.m. addressee’s local time or by overnight delivery on a non-Business Day will be deemed to have been given and received at 9:00 a.m. addressee’s local time on the next Business Day. Any party may specify a different address, by written notice to the other party. The change of address will be effective upon the other party’s receipt of the notice of the change of address.

15.              Amendments; Waivers. Any provision of this Warrant may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Holder, or in the case of a waiver, by the party against whom the waiver is to be effective. No knowledge, investigation or inquiry, or failure or delay by the Company or the Holder in exercising any right hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

16.              Counterparts. This Warrant may be executed in two or more counterparts, each of which constitutes an original, and all of which taken together constitute one instrument.

17.              Severability. If any provision of this Warrant, or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void, invalid or unenforceable, the remainder of this Warrant will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such illegal, void, invalid or unenforceable provision of this Warrant with a legal, valid and enforceable provision that achieves, to the extent possible, the economic, business and other purposes of such illegal, void, invalid or unenforceable provision.

18.              Certain Defined Terms. The following words and phrases have the meanings specified in this Section 18:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Board” means the board of directors of the Company.

“Business Day” means any day ending at 11:59 p.m. (New York City time) other than a Saturday, Sunday or a day on which the banks in the City of New York are authorized by Law to be closed.

“Certificate of Incorporation” means the certificate of incorporation of the Company, as amended.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exercise Trigger” means the date first written above.

“Expiration Date” means the date that is the earlier of (a) the date that is 60 months after the Exercise Trigger and (b) the first day after the Exercise Date on which all Warrant Shares have been purchased hereunder, except that, in the case of clause (a), if such date is not a Business Day, on the next Business Day.

“Law” means any applicable U.S. or foreign, federal, state, provincial, municipal or local law (including common law), statute, ordinance, rule, regulation, code, policy, directive, standard, license, treaty, judgment, order, injunction, decree or agency requirement of or undertaking to or agreement with any governmental entity; provided, that to the extent that any federal or state law, including but not limited to the Federal Controlled Substances Act, imposes prohibitions, limitations, or regulations with respect to the cultivation, processing, transport, sale, purchase, distribution, marketing, or other trafficking of cannabis, products containing cannabis or cannabis derivatives or cannabis paraphernalia which constitutes any business activity of the Company in any state that are inconsistent with the laws of such state, then, solely with respect to such business activity, the term “Law” shall refer only to such provisions of the laws of such state, and shall expressly exclude such conflicting provisions of federal or state law.

“Liquidity Event” means an amalgamation, share exchange, merger, plan or arrangement, or other form of business combination pursuant to which the Company’s Common Stock (or the common shares of the resulting issuer) becomes listed on the Canadian Securities Exchange or any other securities exchange.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a governmental entity.

“Proceeding” means any claim, action, arbitration, mediation, audit, hearing, investigation, proceeding, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental entity or arbitrator or mediator.

“U.S.” means the United States of America.

“VWAP” means the daily volume-weighted average price (rounded to the nearest one hundredth of one cent) of the Common Stock on the Canadian Securities Exchange (or such other securities exchange as the Common Stock is then listed) as calculated by Bloomberg Financial LP (or another equivalent provider determined in good faith by the Company) under the function “VWAP” or any successor page or function.

19.              Construction. The parties hereto intend that each representation, warranty, covenant and agreement contained in this Warrant will have independent significance. The headings are for convenience only and will not be given effect in interpreting this Warrant. References to sections or exhibits are to the sections and exhibits contained in or attached to this Warrant, unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Warrant, refer to this Warrant as a whole and not to any particular provision of this Warrant. The words “include,” “includes” and “including” in this Warrant mean “include/includes/including without limitation.” All references to $, currency, monetary values and dollars set forth herein means U.S. dollars. The use of the masculine, feminine or neuter gender or the singular or plural form of words will not limit any provisions of this Warrant. References to a Person also include its permitted assigns and successors. Any reference to a statute refers to the statute, any amendments or successor legislation and all rules and regulations promulgated under or implementing the statute, as in effect at the relevant time. Whenever this Warrant refers to a number of days, such number will refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. Any reference herein to any Law or contract will be construed as referring to such Law or contract as amended or modified or, in the case of a Law, codified or reenacted, in each case, in whole or in part, and as in effect from time to time. The parties hereto acknowledge and agree that (a) each party and its counsel has reviewed, or has had the opportunity to review, the terms and provisions of this Warrant, (b) any rule of construction to the effect that any ambiguities are resolved against the drafting party will not be used to interpret this Warrant and (c) the provisions of this Warrant will be construed fairly as to all parties and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Warrant.

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IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed and delivered as of the date first written above.

COMPANY:

Jushi Inc

By:
Name:
Title:

[SIGNATURE PAGE TO COMMON STOCK WARRANT]

HOLDER:

By:
Name:
Title:
Email:
Address:

[SIGNATURE PAGE TO COMMON STOCK WARRANT]

EXHIBIT A

Notice of Exercise Form

BR-02	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (the “Warrant”), hereby irrevocably elects to purchase                        Warrant Shares (as such term is defined in the Warrant) and [herewith surrenders Warrant Shares with a value of $       , representing the full purchase price for such shares at the exercise price per share provided for in such Warrant] / [the undersigned herewith tenders cash payment for such shares in the amount

$        ].

Please issue a certificate or certificates representing the shares issuable in respect hereof under the terms of the attached Warrant, as follows:

(Name of Holder/Transferee)

and deliver such certificate or certificates to the following address:

(Address of Holder/Transferee)

The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

[Holder]

By:
Name:
Title: